Exhibit 5.1

13 April 2009	Our Ref: DW/LY/M4237-H02577
Melco Crown Entertainment Limited
36/F The Centrium
60 Wyndham Street
Central
Hong Kong
Dear Sirs
MELCO CROWN ENTERTAINMENT LIMITED
We have acted as Cayman Islands legal advisers to Melco Crown Entertainment Limited (the “Company”) in connection with the Company’s registration statement on Form F-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933 on 13 April 2009 relating to the offering of American Depositary Shares by the Company (the “Offering”). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.
For the purposes of giving this opinion, we have examined copies or originals of the following documents:
1.	the Certificate of Incorporation dated 17 December 2004, the Certificate of Incorporation on Change of Name dated 9 August 2006, the Memorandum and Articles of Association as registered on 17 December 2004, the Amended and Restated Memorandum and Articles of Association as registered on 26 January 2005, the Amended and Restated Articles of Association as conditionally adopted by special resolution on 1 December 2006 and becoming effective on 18 December 2006, the minute book, the Register of Members, the Register of Directors and the Register of Mortgages and Charges of the Company, copies of which have been provided to us by its registered office in the Cayman Islands on 8 April 2009 (together, the “Corporate Records”);

2.	a Certificate of Good Standing dated 6 April 2009 issued by the Registrar of Companies;

3.	a copy of executed written resolutions of the directors of the Company dated 8 April 2009 (the “Resolutions”); and

4.	a draft Registration Statement provided to us on 7 April 2009.
We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

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Based on the foregoing and subject to the assumptions below, we are of the opinion that under, and subject to, the laws of the Cayman Islands:
1.	The Company has been duly incorporated as an exempted company with limited liability and is validly existing under the laws of the Cayman Islands.

2.	The authorised share capital of the Company is US$15,000,000 divided into 1,500,000,000 ordinary shares of a nominal or par value US$0.01 each (each a “Share”).

3.	In relation to the Shares:
(a)	1,330,786,304 Shares have been duly authorised and were validly allotted and issued.

(b)	Assuming the Shares to be issued pursuant to the Registration Statement have been fully paid as contemplated in the Registration Statement and when appropriate entries have been made in the register of members of the Company, there is no further obligation on the holder of any of the Shares to make any further payment to the Company in respect of such shares.

(c)	The Shares carry such rights as are attributed to them in the Memorandum and Articles of Association.
We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Taxation”, “Enforceability of Civil Liabilities”, “Legal Matters” and elsewhere in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.
We have assumed that:
1.	the originals of all documents examined in connection with this opinion are authentic, all signatures, initials and seals are genuine, all such documents purporting to be sealed have been so sealed and all copies are complete and conform to their originals.

2.	there is no contractual or other provision (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from enter into and performing its obligations as contemplated in the Offering.

3.	The Memorandum and Articles of Association reviewed by us are the Memorandum and Articles of Association of the Company in force at the date hereof.

4.	the copies of the Corporate Records provided to us by its registered office are true and correct copies of the originals of the same and are complete and accurate and constitute a complete and accurate record of the business transacted and the resolutions adopted by the Company and all matters required

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by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

5.	The Resolutions are a true and correct copy of the originals of the same, have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

6.	The Resolutions remain in full force and effect and have not been revoked or varied.
To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.
This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.
This opinion shall be construed in accordance with the laws of the Cayman Islands.
Yours faithfully
/s/ Walkers
WALKERS